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                                                                   EXHIBIT 10.27

                   REVLON EXECUTIVE DEFERRED COMPENSATION PLAN
                       Amended and Restated August 6, 1999

    1. PURPOSE

    The purpose of this Revlon Executive Deferred Compensation Plan (the "Plan") is to enable a select group of management and highly compensated executives of Revlon Consumer Products Corporation (or any successor thereof) ("Revlon") and its subsidiaries and affiliates (individually and collectively, as the context may require, the "Company"), to defer bonuses in accordance with the terms and conditions set forth herein.

    2. ADMINISTRATION

         (a) The Plan shall be administered by the Board of Directors of Revlon or by a committee of three or more persons appointed by such Board (the Board serving in such function, or such committee, hereinafter called the "Committee").

         (b) The Committee shall have full power and authority to administer the Plan and otherwise to perform the duties and responsibilities specified hereunder. Without limitation by way of specification, the Committee shall have the following specific powers and duties:

              (i) to determine the employees who, from time to time, shall be eligible to participate in the Plan in accordance with Section 4;

              (ii) to interpret the provisions of the Plan and make any and all determinations arising thereunder;

              (iii) to maintain such records as it shall deem necessary or appropriate for the proper administration of the Plan; and

              (iv) to establish such rules and procedures not inconsistent with the terms of the Plan as it shall deem necessary or appropriate to effectuate the purpose of the Plan.

    3. PLAN YEAR

    The Plan Year shall be each calendar year.

    4. ELIGIBLE EMPLOYEES

    The Committee shall determine, during the Plan Year and prior to the Deferral Election Date (as defined in Section 5(e)), the employees who shall be eligible to participate in the Plan for each such Plan Year and shall notify such employees in writing at such time during each such Plan Year as the Committee may determine. Initially, in 1993, eligible employees shall consist of all executive employees employed by the Company whose compensation is subject to
U. S.

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federal, state, and local income taxes, who are in salary grade 15 or above, who are actively employed as of October 31, 1993, and who have been notified of their eligibility to participate in the Plan.

    5. BONUS DEFERRALS

         (a) Subject to such restrictions and limitations as the Committee may impose, each participant may elect, in writing on a form or forms prescribed by the Committee ("Election Form") and at the time prescribed below, to have the participant's employer defer payment of all or a portion (but not less than $10,000) of the bonus otherwise payable to the participant with respect to a Plan Year. For purposes of the foregoing, the term "bonus" shall mean the bonus with respect to the calendar year that would otherwise be payable to the participant under the Revlon Executive Bonus Plan or any successor plan thereto (or in lieu thereof) in the following calendar year, but for the participant's election hereunder.

         (b) Each Election Form filed by the participant shall specify, with respect to the bonus deferred thereby, (i) the time(s) at which deferred payments are to begin, and (ii) the form in which such deferred payments are to be made.

         (c) A participant may elect the time at which payment of the deferred amount will be paid as follows: (i) up to 50% of the deferred amount to be paid in a lump sum on a date certain no earlier than the January 31 following the two-year anniversary of the Deferral Election Date and the remaining balance at the time described in clause (ii) following, or (ii) 100% of the deferred amount to be paid no earlier than the January 31 following the five-year anniversary of the Deferral Election Date or any subsequent January 31 or to be paid on retirement (as defined in Section 7(b) hereof) in the form described in paragraph (d) below. The deferred amounts shall become payable upon the participant's termination of employment for any reason, if earlier, as elected by the participant on the Election Form. If no deferral period is specified on the Election Form, payment shall be made on the January 31 following the five-year anniversary of the Deferral Election Date or upon Retirement, if earlier.

    A Participant shall be afforded an opportunity, at such time and in such manner as the Committee may prescribe, to elect that an earlier payment starting date and/or form of payment apply to the payment of all or a portion of his account if payment is made on account of his Retirement within one year of a Triggering Event; and such earlier starting date may include lump sum payment as soon as practicable following his termination of employment on account of such Retirement.

         (d) Except as otherwise provided herein, the form of payment may be (i) a lump sum payment, (ii) in the case of amounts payable upon the participant's termination of employment due to Retirement (as defined in Section 7(b) hereof), annual payments over a period certain specified by the participant or over a period that qualifies as an annuity (rounded up to the next whole year in the case of a fractional year) under 20 NYCRR Section 132.4(d), as amended, or any successor provision ("New York Annuity Rule"), as elected by the participant on the Election Form, or (iii) any other form requested by the participant and to which the

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Committee consents. A payment pursuant to clause (ii) herein shall be subject to such modifications as the Committee, in its discretion, may determine are required to satisfy The New York Annuity Rule. If no form of payment is specified on the Election Form, payment shall be made in a lump sum. If the form of payment specified on the Election Form is for installment payments on Retirement and no time period has been elected, the payment shall be made in 5 equal annual installments beginning on the January 31 following the participant's Retirement date.

         (e) Any deferral election shall be submitted to the Committee at such time as the Committee shall determine during the Plan Year with respect to which the bonus is determined ("Deferral Election Date"). Such election shall be irrevocable.

    6. DEFERRED BONUS ACCOUNT

    The Committee shall establish a memorandum account ("Deferred Bonus Account") for each participant in the Plan. A participant's Deferred Bonus Account shall be (i) credited with all amounts deferred by the participant under the Plan as of the date such amounts would otherwise have become payable to such participant, (ii) increased to reflect the applicable interest rate, as described in Section 7, and (iii) charged with any distributions made with respect to the participant pursuant to Section 7.

    7. PAYMENT OF DEFERRED BONUS

         (a) Except as otherwise provided below, the portion of a participant's Deferred Bonus Account relating to any year's deferred bonus, plus interest thereon computed in accordance with paragraph (b) or (c) below, as applicable, shall be paid to the participant by the Company at the time and in the manner specified in the Election Form executed and filed by the participant with respect to such deferral. Amounts remaining unpaid at the participant's death shall be paid to the participant's beneficiary in accordance with Section 8. All payments shall be made by check.

         (b) If any portion of a participant's Deferred Bonus Account is paid to the participant (i) on or following the expiration of the deferral period, or
(ii) during the applicable deferral period for any reason other than as provided in paragraph (c) below including by reason of the participant's termination of employment due to death, disability, Retirement, as defined below, or upon termination by the participant's employer other than for "good reason" (within the meaning of the Revlon Executive Severance Policy) or for "Good Reason" within one year following a Triggering Event, such portion shall be paid together with interest accrued thereon at an Incentive Interest Rate equal to one percent plus the Basic Interest Rate. The "Basic Interest Rate" shall be calculated separately for each Plan Year and shall be whichever of the following the Committee determines for that Plan Year: (i) the average prime rate in effect during January of such Plan Year minus one percent, or (ii) the average of the Federal Funds rate at the end of each week in January of such Plan Year plus two percent. "Retirement" shall occur when a participant leaves employment with the Company and is eligible to receive an early retirement

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benefit or a normal retirement benefit under the Revlon Employees' Retirement
Plan at the time that the participant departs from the Company.

         (c) If any portion of a participant's Deferred Bonus Account is paid to the participant on account of: (i) the participant's voluntary termination of employment other than for Retirement, death, disability or for Good Reason within one year of a Triggering Event, or (ii) termination of employment by the participant's employer for "good reason" (within the meaning of the Revlon Executive Severance Policy), then such portion shall be paid together with interest accrued thereon at the Basic Interest Rate.

         (d) For purposes of this Plan:

         (1) "Triggering Event" shall mean the first to occur of any of the following:

    (i) a merger of or combination involving Revlon, Inc. or Revlon or any parent thereof other than a merger or combination in which more than 50% in voting power of the voting securities of the surviving or resulting corporation or other entity outstanding immediately after such transaction is beneficially owned (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) by persons who beneficially owned outstanding voting securities of Revlon, Inc. immediately prior to such transaction, or the execution of a definitive contract for such a merger or combination provided the same is in fact consummated;

    (ii) the adoption of a Plan contemplating the liquidation of all or substantially all of the business and assets of the Company;

    (iii) a sale or other disposition of all or substantially all of the assets of the Company or of the business unit to which the participant's services are at the time dedicated, if any, whether for cash, securities or other property, other than to a corporation or other entity in which more than 50% in voting power of the outstanding voting securities outstanding immediately after such transaction is beneficially owned by persons who beneficially owned outstanding voting securities of Revlon, Inc. immediately prior to such transaction, or the execution of a definitive contract for such a sale or other disposition provided the same is in fact consummated; or

    (iv) more than 50% of the voting power of the outstanding voting securities of Revlon, Inc. becomes beneficially owned, directly or indirectly, by one person or more than one person acting as a group other than the current beneficial owner of the ultimate parent company of Revlon, Inc.

         (2) "Good Reason" shall mean any of the following occurring after a Triggering Event not agreed to in writing by the affected employee: (i) a relocation of the employee's principal place of business to a location which increases the employee's roundtrip commutation by more than 50 miles, (ii) failure of the employee to continue participation in bonus, salary review and equity incentive (or equivalent cash incentive) plans and programs at least substantially equivalent to those provided to the employee prior to the Triggering Event, or (iii) the failure of the employee to participate in all material employee benefit plans and fringe benefit

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arrangements on substantially the same basis as other employees of the same grade level of the major business unit of which the employee is part, except that none of the foregoing events shall constitute "Good Reason" unless within 30 days after obtaining actual knowledge of such event the employee gives written notice to the Company (or if the employee has transferred to a purchaser of one or more of the Company's businesses, to the purchaser) specifically identifying the event constituting Good Reason, and the Company (or such purchaser) fails to cure such event within 30 days after such notice.

         (e) In the event that a participant incurs an unforeseeable emergency the Committee, in its sole discretion and upon written application of such participant to the Committee, may authorize immediate payment of all or a portion of such participant's Deferred Bonus Account, including interest accrued thereon at the Basic Interest Rate, provided that such payment shall in no event exceed the amount necessary to alleviate such unforeseeable emergency. For purposes of this Plan, an unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the participant if early withdrawal were not permitted.

    8. DESIGNATION OF BENEFICIARY

    A participant may designate a beneficiary or beneficiaries to receive after the participant's death any amount due to the participant hereunder by executing a form prescribed by the Committee and delivering it to the Committee at any time prior to the participant's death, and providing on such form the manner in which any such death benefits are to be paid. A participant may revoke or change the participant's beneficiary designation without the beneficiary's consent by executing a new form and delivering it to the Committee at any time and from time to time prior to the participant's death. If a participant shall have failed to designate a beneficiary, or if no such beneficiary shall survive the participant, then such amounts shall be paid to the participant's estate. Payment shall be made in a lump sum as soon as practicable following the participant's death.

    9. OTHER EMPLOYEE BENEFITS

    Any bonus deferred and any interest thereon paid under this Plan shall not be includable in creditable compensation in computing benefits under any employee benefit plan of the Company or its affiliates or subsidiaries, except to the extent expressly provided for thereunder.

    10. NO RIGHT TO EMPLOYMENT

    Nothing contained herein shall be construed as conferring upon any participant the right to continue in the employ of the Company.

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    11. DEFERRED BONUS AS AN UNSECURED PROMISE; INSOLVENCY

         (a) The Company shall not be required to segregate any funds representing the Deferred Bonus Accounts of participants hereunder, and nothing in this Plan shall be construed as providing for such segregation.

         (b) Nothing in this Plan, and no action taken pursuant to its terms, shall create or be construed to create a trust or escrow account of any kind, or a fiduciary relationship between the Committee or the Company and any participant, beneficiary or any other person. The participants and their beneficiaries and any other persons entitled to payment hereunder shall rely solely on the unsecured promise of the Company to make the payments required hereunder, but shall have the right to enforce such a claim as an unsecured general creditor of the Company.

         (c) No Plan participant (or a beneficiary) shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company. Any rights created under this Plan shall be mere unsecured contractual rights of Plan participants (or their beneficiaries) against the Company. Any assets held by the Company will be subject to the claims of the Company's general creditors under federal and state law if the Company is insolvent (as defined in paragraph
(d) below).

         (d) If at any time the Committee has determined that the Company is insolvent, the Committee shall discontinue payments to the Plan participants (or their beneficiaries). The Company shall be considered "insolvent" for purposes of this Plan if (i) the Committee determines that the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Company is determined to be insolvent by the applicable federal and /or state regulatory agency. At all times during the continuance of the Plan, all amounts deferred under the Plan including any applicable interest shall be subject to the claims of the general creditors of the Company under federal and state law. The Committee shall resume payments to Plan participants (or their beneficiaries) in accordance with the terms of this Plan only after the Committee has determined that the Company is not insolvent (or is no longer insolvent). Provided that there are sufficient assets, if the Committee discontinues payments to Plan participants and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of this Plan for the period of such discontinuance, less the aggregate amount of any payment made to Plan participants (or their beneficiaries ) by the Company or any employer in lieu of the payments provided for hereunder during any such period of discontinuance.

    12. WITHHOLDING

    The Committee shall make provision for the reporting and withholding of any U.S. federal, state or local taxes that may be required to be withheld with respect to the payments or the amounts deferred by a participant under this Plan and shall pay amounts withheld to the

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appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the company.

    13. NO ASSIGNMENT

    Amounts payable to any participant, beneficiary, or any other person entitled to any payment hereunder may not be transferred, assigned (either at law or in equity), anticipated, mortgaged, alienated, pledged, or otherwise encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process, whether or not voluntary, in advance of any such payment and any attempt to do any of the foregoing shall be void. Except to the extent required by law, no payment shall be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency or otherwise.

    14. OBLIGATIONS TO THE COMPANY

    If a participant or beneficiary becomes entitled to a payment under this Plan, and if at such time the participant has outstanding any debt, obligation, or other liability representing an amount owed to the Company, the amount of such indebtedness or claim may be set off against the amounts remaining to be paid to the participant or the participant's beneficiary. Consent to such reduction or set off shall be evidenced by the participant's signature on the Election Form.

    15. AMENDMENT AND TERMINATION

    Revlon reserves the absolute right to amend or terminate the Plan, in whole or in part, at any time and from time to time without prior notice to any participant or beneficiary; provided that unless otherwise agreed to by the participant no such amendment or termination shall affect the right of any participant or beneficiary hereunder to receive payment of any amounts deferred hereunder, together with interest thereon, prior to the date of such amendment or termination, in accordance with the previously applicable provisions of the Plan. Notwithstanding any other provision of this Plan, upon termination of the Plan, the company may, in its sole discretion, make distribution of payments to all participants in such manner as the Company shall determine.

    16. NO THIRD PARTY RIGHTS

    Nothing in this Plan shall be construed to create any rights hereunder in favor of the beneficiary of any participant prior to the participant's death or in favor of any other person (other than the Company and any participant) or to limit Revlon's right to amend or terminate the Plan in any manner to the extent provided in Section 15, notwithstanding that such amendment or termination might adversely affect potential rights of beneficiaries under the Plan.

    17. CLAIMS PROCEDURE

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    The Committee establishes the following claims procedures in accordance with applicable law in order to afford a reasonable opportunity to any participant or beneficiary whose claim for payments under the Plan has been denied for a full and fair review of the decision denying such claim. If a claim for payments under the Plan is denied in whole or in part, the participant (or beneficiary in the case the participant's death) will receive written notification from the Committee. The notification will include the specific reasons for the denial, a description of any additional information needed to perfect the claim and an explanation of the claim review procedure. Within 90 days after receiving the denial, the participant or beneficiary or a duly authorized representative may submit a written request for reconsideration of the claim to the Committee in accordance with Section 18. Any such request should be accompanied by documents or records in support of the appeal. The participant or beneficiary may review pertinent documents and submit issues and documents in writing. If more time is needed, the Committee may allow more than 90 days to file the request for review. The Committee will review the claim and by its next scheduled meeting will provide a written response to the appeal, explaining the reasons for the decision and the specific provision(s) on which the decision was based. If the appeal is filed within 30 days of the next scheduled Committee meeting, and there is not sufficient time for review, the Committee will notify the participant or beneficiary that the decision will be delayed until the next scheduled meeting. The Committee shall have the exclusive right to determine any questions arising in connection with the interpretation, application or administration of the Plan, and its determination shall be conclusive and binding upon all parties concerned including, without limitation, any participant or beneficiary.

    18. NOTICE

    Any notice required or permitted to be made under this Plan shall be sufficient if in writing and delivered, or sent by registered or certified mail, to (i) in the case of notice to the Company or the Committee, the principal office of Revlon, directed to the attention of the Secretary of the Committee, and (ii) in the case of a participant or the participant's beneficiary, the participant's (or such beneficiary's) mailing address maintained in the Company's personnel records. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration certification.

    19. VALIDITY

    In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

    20. DISTRIBUTION OF PLAN AND AMENDMENTS: ACKNOWLEDGMENTS

    (a) The Committee shall furnish each participant with a copy of this Plan prior to the participant's initial deferral election hereunder. In addition, the Committee shall furnish each participant, or in the case of a deceased participant, the participant's beneficiary, with a copy of any amendment of this Plan.

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    (b) Each participant, prior to or simultaneously with the participant's initial deferral election, shall acknowledge receipt of a copy of the Plan. Such acknowledgment shall constitute an agreement by the participant that the participant, the participant's beneficiary and any representatives shall be bound by all of the terms and conditions of the Plan.

    21. GOVERNING LAW

    Except to the extent preempted by Federal law, this Plan shall be governed by and construed in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, the Company has caused this Revlon Executive Deferred Compensation Plan to be adopted on this 6th day of August, 1999.

                                       REVLON CONSUMER PRODUCTS CORPORATION


                                       BY /s/ Wade H. Nichols III
                                          -------------------------------------
                                              Wade H. Nichols III
                                              Executive Vice President
                                              and General Counsel

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